Exhibit 99.1

FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Second Quarter 2007 Results

Revenues Increase 12% over Second Quarter 2006 to $234 Million;
 EBITDA More than Doubles to $31 Million;
 Net Income Increases to $10 Million and Earnings Per Share to $0.50
Germantown, Md., August 10, 2007—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the second quarter ended June 30, 2007. Hughes' consolidated operations are classified into three reportable segments: VSAT; Telecom Systems; and Parent and Other. The VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary. The Parent and Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and investments in the other companies that were contributed from SkyTerra Communications, Inc. (“SkyTerra”), Hughes' predecessor, prior to the Skyterra/Hughes spin-off in February 2006.

Hughes Network Systems, LLC (HNS)

“HNS once again delivered strong all-round financial performance in the second quarter of 2007, setting new records for second quarter revenue, operating income, EBITDA, and net income,” said Pradman Kaul, president and chief executive officer. “Revenues increased by 12% over the second quarter of 2006 to $234 million and operating income increased by 449% to a strong $20 million from $4 million. EBITDA more than doubled to $32 million, and net income increased to $11 million compared to a loss of $4 million in the second quarter of 2006. Adjusted EBITDA also increased by 12% to $32 million in the second quarter of 2007.

“The consumer/SMB and mobile satellite businesses continued to be the key contributors to our revenue growth,” said Kaul. “Over 30,000 new subscribers were activated in the second quarter of 2007, resulting in the consumer/SMB subscriber base growing to 353,000 at June 30, 2007 for a growth of 18% over the subscriber base at June 30, 2006. Revenue from our mobile satellite business showed strong growth of 88% to $35 million in the second quarter of 2007 over the second quarter of 2006. Our North American and International enterprise businesses continued their steady revenue contribution with combined growth of 3% over the second quarter of 2006.”

Kaul continued, “We booked new orders of $219 million in the second quarter of 2007 including significant orders from Barrett Xplore, Foot Locker, Yum Brands, Kmart, Shell Oil, Weis Markets, Jiffy Lube and T.J.Maxx in our North America enterprise business. In our International enterprise business, we were awarded significant orders by World Bank, Micro Tech, Telmex and BP. The Mobile Satellite business was awarded major orders by TerreStar, ICO, and Thuraya.”

“For the six months ended June 30, 2007, HNS revenue grew by 13% to $457 million, EBITDA by 88% to $57 million, Adjusted EBITDA by 27% to $59 million, and net income to $15 million compared to a loss of $4 million in the same period in 2006. New orders for all segments were robust. Total new orders for the first six months of 2007 were $496 million, a growth of 28% over the same period in 2006.”

Set forth below is a table highlighting certain of HNS' results for the three- and six-month periods ended June 30, 2007 and 2006:

Hughes Network Systems, LLC

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
VSAT	$196,696	$183,856	$391,757	$365,164
Telecom Systems	37,413	24,647	65,083	40,131
Total	$234,109	$208,503	$456,840	$405,295

Operating income (loss)
VSAT	$15,399	$(1,778)	$24,858	$5,454
Telecom Systems	4,844	5,466	8,385	7,217
Total	$20,243	$3,688	$33,243	$12,671

Net income (loss)	$11,178	$(4,428)	$15,486	$(4,234)

EBITDA*	$31,921	$14,256	$57,335	$30,519

Adjusted EBITDA*	$31,981	$28,526	$58,572	$46,244

*	For the definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
The SPACEWAY™ 3 satellite arrived at the Arianespace launch facility in Kourou, French Guiana, where the Ariane 5 heavy launcher will launch the satellite into geosynchronous transfer orbit. The scheduled launch date is August 14, 2007. The SPACEWAY 3 satellite will operate in the globally assigned Ka-band spectrum and will be used to provide a new range of satellite broadband services to enterprise, consumer, and government customers throughout North America.

•
HNS announced a breakthrough in broadband network management—a fully integrated, enterprise-wide performance and fault management tool for both satellite and landline (DSL, T1) broadband technologies—the HughesNet® Customer Gateway. Available exclusively to HughesNet Managed Services customers, the HughesNet Customer Gateway offers a single interface for monitoring and managing any broadband technology deployed within an organization.

•
Frost and Sullivan awarded HNS the North American Vertical Market Penetration Leadership Award for managed network services for the retail sector. This award recognizes HNS for its ability to provide solutions and support that meet customers' specific infrastructure management needs.

•
HNS is a member of Sprint's winning team for the recently awarded U.S. General Services Administration (GSA) Networx Enterprise contract. HNS will provide managed network access and Internet services via broadband satellite as a subcontractor in support of federal mission-critical telecommunications requirements.

•
HNS announced the general availability in Europe of HughesNet Managed Network Services. This suite of fully-managed virtual private network (VPN) solutions for multi-site enterprise networks offers customers the choice of broadband access technologies at each site, whether DSL, satellite, private line, or in a combination.

•
For the seventh consecutive year, HNS has been awarded the Workplace Excellence Seal of Approval from the Alliance for Workplace Excellence. In addition to the Workplace Excellence award, the company was also given the Wellness Trailblazer award. Both awards are given to members of the Maryland business community dedicated to establishing a workplace culture that allows employees to achieve success at work, at home, and in the community.

•
On August 8, 2007, Hughes Communications, Inc. filed a shelf registration statement on Form S-3 to register equity and debt securities of Hughes Communications, Inc. and debt securities of Hughes Network Systems, LLC, and HNS Finance, its wholly owned subsidiary, as co-issuers, with the SEC. Any proceeds received from the sale of these securities will be used for capital expenditures, acquisitions, working capital and other general corporate purposes.

Hughes Communications, Inc. (Hughes)

Certain financial information for Hughes for the three- and six- months ended June 30, 2007 and 2006 is shown below.

Hughes Communications, Inc.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
VSAT	$196,696	$183,856	$391,757	$365,164
Telecom Systems	37,413	24,647	65,083	40,131
Parent and Other	249	158	400	240
Total	$234,358	$208,661	$457,240	$405,535

Operating income (loss)
VSAT	$15,399	$(1,778)	$24,858	$5,454
Telecom Systems	4,844	5,466	8,385	7,217
Parent and Other	(1,210)	(310)	(2,654)	(2,534)
Total	$19,033	$3,378	$30,589	$10,137

Net income (loss)	$9,632	$(4,396)	$12,572	$(59,940)

EBITDA*	$30,766	$14,447	$55,146	$28,313

*	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

The net loss for the six months ended June 30, 2006 includes a tax charge of approximately $51.3 million recorded in the first quarter of 2006, primarily related to the SkyTerra/Hughes spin-off. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes' results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have an impact on its cash from operations.

To summarize, Kaul said, “We are very pleased that we have once again delivered strong financial results in the second quarter of 2007 after an equally strong first quarter. This performance, combined with a strong order backlog, has positioned us well for revenue growth. I am also delighted to inform you that our SPACEWAY 3 satellite is at the launch site in French Guiana awaiting its launch on August 14, 2007. We are looking forward to a successful launch and to commencing HughesNet commercial service using SPACEWAY 3 approximately six months thereafter. We expect that SPACEWAY 3 will substantially reduce our costs and open up new revenue opportunities going forward in the enterprise and consumer/SMB markets.”

Commenting on the financial performance, Grant Barber, executive vice president and chief financial officer said, “Our revenue and profitability showed strong growth in all operating segments in the second quarter of 2007 over the same period in 2006, and is reflected in the earnings per share for Hughes of $0.50 on a fully diluted basis compared to a loss of $0.23 in the same period in 2006. For the six-month period ended June 30, 2007, Hughes delivered earnings per share of $0.65 compared to a loss of $4.24 per share in the same period in 2006. We generated cash from operations of $33 million during the six months ended June 30, 2007 compared to $15 million in the six months ended June 30, 2006, and we closed the second quarter of 2007 with a healthy consolidated cash and marketable securities position of $221 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS' net income as determined under United States of America generally accepted accounting principles (GAAP), EBITDA and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2007	2006	2007	2006

Net income (loss)	$11,178	$(4,428)	$15,486	$(4,234)
Add:
Interest expense	11,870	10,346	23,308	19,740
Income tax (benefit) expense	(131)	500	389	987
Depreciation and amortization	10,981	10,086	22,524	17,216
Equity incentive plan compensation	767	93	1,294	152
Less:
Interest income	(2,744)	(2,341)	(5,666)	(3,342)
EBITDA	$31,921	$14,256	$57,335	$30,519

Add:
Inventory provision related to shift to Broadband focus	-	11,879	-	11,879
HughesNet branding costs	-	902	-	1,454
Restructuring charge	60	-	1,237	-
Benefits/insurance programs sponsored by DIRECTV	-	653	-	1,306
Legal settlement and related fees - pre-April 2005 Acquisition	-	586	-	586
Management fee to Hughes Communications, Inc.	-	250	-	500

Adjusted EBITDA	$31,981	$28,526	$58,572	$46,244

The following table reconciles the differences between Hughes’ net income as determined under GAAP and EBITDA:

Hughes Communications, Inc.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2007	2006	2007	2006

Net income (loss)	$9,632	$(4,396)	$12,572	$(59,940)
Add:
Interest expense	11,872	10,388	23,310	21,489
Income tax expense	164	500	684	51,821
Depreciation and amortization	10,981	10,086	22,524	17,216
Equity incentive plan compensation	1,005	467	2,022	1,510
Less:
Interest income	(2,888)	(2,598)	(5,966)	(3,783)
EBITDA	$30,766	$14,447	$55,146	$28,313

The financial statements of Hughes and HNS for the three- and six-month periods ended June 30, 2007 and 2006 are attached to this press release.

Note:

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is used in calculating covenant compliance under HNS' credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS' credit agreements.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1.2 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 26, 2007 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information

Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: ddutt@hns.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: jblake@hns.com
Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$175,972	$106,933
Marketable securities	44,891	107,320
Receivables, net	181,946	180,955
Inventories	61,104	61,280
Prepaid expenses and other	45,234	39,947
Total current assets	509,147	496,435
Property, net	378,760	312,497
Capitalized software costs, net	44,780	41,159
Intangible assets, net	27,592	30,663
Other assets	107,999	50,890
Total assets	$1,068,278	$931,644
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$67,861	$59,391
Short-term borrowings and current portion of long-term debt	21,545	27,210
Accrued liabilities	143,326	124,586
Due to affiliates	9,437	13,119
Total current liabilities	242,169	224,306
Long-term debt	578,174	469,190
Other long-term liabilities	9,660	18,079
Total liabilities	830,003	711,575
Commitments and contingencies
Minority interests	4,521	4,680
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding at June 30, 2007 and December 31, 2006	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
19,135,572 shares and 19,000,622 shares issued and outstanding
as of June 30, 2007 and December 31, 2006, respectively	19	19
Additional paid in capital	629,062	626,927
Accumulated deficit	(397,836)	(410,408)
Accumulated other comprehensive income (loss)	2,509	(1,149)
Total stockholders' equity	233,754	215,389
Total liabilities and stockholders' equity	$1,068,278	$931,644

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Services	$129,373	$107,726	$249,147	$213,042
Hardware sales	104,985	100,935	208,093	192,493
Total revenues	234,358	208,661	457,240	405,535
Operating costs and expenses:
Cost of services	86,940	75,071	167,174	147,353
Cost of hardware products sold	85,352	89,159	172,518	163,018
Selling, general and administrative	37,280	33,546	75,546	68,516
Research and development	4,218	6,309	8,342	14,246
Amortization of intangibles	1,535	1,198	3,071	2,265
Total operating costs and expenses	215,325	205,283	426,651	395,398
Operating income	19,033	3,378	30,589	10,137
Other (expense) income:
Interest expense	(11,872)	(10,388)	(23,310)	(21,489)
Interest income	2,888	2,598	5,966	3,783
Other income, net	39	756	140	756
Income (loss) before income taxes expense; minority
interests in net (earnings) losses of subsidiaries; equity in losses
of unconsolidated affiliates; and discontinued operations	10,088	(3,656)	13,385	(6,813)
Income tax expense	(164)	(500)	(684)	(51,821)
Minority interests in net (earnings) losses of subsidiaries	(125)	(122)	158	249
Equity in losses of unconsolidated affiliates	(167)	(118)	(287)	(1,753)
Income (loss) from continuing operations	9,632	(4,396)	12,572	(60,138)
Discontinued operations:
Loss from discontinued operations	-	-	-	(42)
Gain on sale of discontinued operations	-	-	-	240
Net income (loss)	9,632	(4,396)	12,572	(59,940)
Cumulative dividends and accretion of convertible preferred stock
to liquidation value	-	-	-	(1,454)
Net income (loss) attributable to common stockholders	$9,632	$(4,396)	$12,572	$(61,394)
Basic net earnings (loss) per common share:
Continuing operations	$0.51	$(0.23)	$0.67	$(4.25)
Discontinued operations	-	-	-	0.01
Basic net earnings (loss) per common share	$0.51	$(0.23)	$0.67	$(4.24)
Diluted net earnings (loss) per common share:
Continuing operations	$0.50	$(0.23)	$0.65	$(4.25)
Discontinued operations	-	-	-	0.01
Diluted net earnings (loss) per common share	$0.50	$(0.23)	$0.65	$(4.24)
Basic weighted average common shares outstanding	18,862,337	18,795,289	18,852,783	14,483,198
Diluted weighted average common shares outstanding	19,209,312	18,795,289	19,212,199	14,483,198

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$12,572	$(59,940)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss on discontinued operations	-	42
Depreciation and amortization	22,767	17,564
Equity plan compensation expense	2,022	1,510
Minority interests	(158)	(193)
Equity in losses from unconsolidated affiliates	287	1,806
Gain on disposal of assets	(285)	(222)
Deferred income taxes	(705)	48,347
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	1,988	26,412
Inventories	817	17,241
Prepaid expenses and other	(5,401)	1,081
Accounts payable	9,148	(16,878)
Accrued liabilities and other	(10,478)	(21,711)
Net cash provided by continuing operations	32,574	15,059
Net cash used in discontinued operations	-	(9)
Net cash provided by operating activities	32,574	15,050
Cash flows from investing activities:
Change in restricted cash	406	(506)
Sale (purchases) of marketable investments, net	62,514	(44,091)
Expenditures for property	(119,383)	(37,950)
Expenditures for capitalized software	(6,949)	(8,768)
Proceeds from sale of property	716	155
Acquisitions/divestitures, net of cash received	-	12,870
Other, net	-	(54)
Net cash used in investing activities	(62,696)	(78,344)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	358	(1,261)
Debt borrowings from Apollo	-	100,000
Debt repayments to Apollo	-	(100,000)
Proceeds from rights offering	-	100,000
Distribution to SkyTerra	-	(8,911)
Payment of dividends on preferred stock	-	(1,394)
Proceeds from exercise of stock options and warrants	113	1,966
Long-term debt borrowings	115,662	453,944
Repayment of long-term debt	(13,226)	(341,603)
Debt issuance costs	(2,044)	(11,136)
Net cash provided by financing activities	100,863	191,605
Effect of exchange rate changes on cash and cash equivalents	(1,702)	107
Net increase in cash and cash equivalents	69,039	128,418
Cash and cash equivalents at beginning of the period	106,933	21,964
Cash and cash equivalents at end of the period	$175,972	$150,382
Supplemental cash flow information:
Cash paid for interest	$26,005	$16,215
Cash paid for income taxes	$2,173	$3,213

Supplemental disclosure of non-cash financing activities:
Net liability distributed to SkyTerra, net of cash	$-	$48,113

HUGHES NETWORK SYSTEMS
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$171,521	$99,098
Marketable securities	38,196	103,466
Receivables, net	181,668	180,694
Inventories	61,104	61,280
Prepaid expenses and other	44,049	39,175
Total current assets	496,538	483,713
Property, net	378,760	312,497
Capitalized software costs, net	44,780	41,159
Intangible assets, net	27,592	30,663
Other assets	93,714	44,358
Total assets	$1,041,384	$912,390

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$66,682	$57,781
Short-term borrowings and current portion of long-term debt	21,545	27,210
Accrued liabilities	142,013	123,576
Due to affiliates	9,933	13,592
Total current liabilities	240,173	222,159
Long-term debt	578,174	469,190
Other long-term liabilities	953	18,079
Total liabilities	819,300	709,428
Commitments and contingencies
Minority interests	4,476	4,659
Equity:
Class A membership interests	180,506	180,346
Class B membership interests	-	-
Retained earnings	34,588	19,102
Accumulated other comprehensive income (loss)	2,514	(1,145)
Total equity	217,608	198,303
Total liabilities and equity	$1,041,384	$912,390

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Services	$129,124	$107,568	$248,747	$212,802
Hardware sales	104,985	100,935	208,093	192,493
Total revenues	234,109	208,503	456,840	405,295
Operating costs and expenses:
Cost of services	86,926	75,060	167,132	147,324
Cost of hardware products sold	85,352	89,159	172,518	163,018
Selling, general and administrative	35,835	33,089	72,534	65,771
Research and development	4,218	6,309	8,342	14,246
Amortization of intangibles	1,535	1,198	3,071	2,265
Total operating costs and expenses	213,866	204,815	423,597	392,624
Operating income	20,243	3,688	33,243	12,671
Other income (expense):
Interest expense	(11,870)	(10,346)	(23,308)	(19,740)
Interest income	2,744	2,341	5,666	3,342
Other income, net	39	475	91	480
Income before income tax benefit (expense), minority interests in net
(earnings) losses of subsidiaries and equity in earnings of
unconsolidated affiliates	11,156	(3,842)	15,692	(3,247)
Income tax benefits (expense)	131	(500)	(389)	(987)
Minority interests in net (earnings) losses of subsidiaries	(109)	(122)	183	(54)
Equity in earnings of unconsolidated affiliates	-	36	-	54
Net income (loss)	$11,178	$(4,428)	$15,486	$(4,234)

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$15,486	$(4,234)
Adjustments to reconcile net income to cash flows
from operating activities:
Depreciation and amortization	22,767	17,564
Equity plan compensation expense	160	152
Minority interests	(183)	-
Gain on disposal of assets	(285)	-
Change in other operating assets and liabilities, excluding the effect of the HCI Transaction:
Receivables, net	2,004	26,640
Inventories	817	17,241
Prepaid expenses and other	(6,654)	1,590
Accounts payable	9,579	(16,115)
Accrued liabilities and other	(10,755)	(21,374)
Net cash provided by operating activities	32,936	21,464
Cash flows from investing activities:
Change in restricted cash	406	(506)
Sale (purchase) of marketable investments, net	65,649	(46,594)
Expenditures for property	(119,383)	(37,950)
Expenditures for capitalized software	(6,949)	(8,768)
Proceeds from sale of property	716	155
Other, net	-	54
Net cash used in investing activities	(59,561)	(93,609)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	358	(1,261)
Long-term debt borrowings	115,662	453,944
Repayment of long-term debt	(13,226)	(341,602)
Debt issuance costs	(2,044)	(11,136)
Net cash provided by financing activities	100,750	99,945
Effect of exchange rate changes on cash and cash equivalents	(1,702)	104
Net increase in cash and cash equivalents	72,423	27,904
Cash and cash equivalents at beginning of the period	99,098	113,267
Cash and cash equivalents at end of the period	$171,521	$141,171
Supplemental cash flow information:
Cash paid for interest	$26,003	$14,465
Cash paid for income taxes	$2,172	$1,412

Supplemental non-cash disclosure due to acquisition by
Hughes Communications, Inc.:
Increase in assets		$51,471
Increase in liabilities		40,118
Increase in net assets		$11,353